UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2023

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2023, Samsara Inc. (the “Company”) appointed Todd Bluedorn to its Board of Directors (the “Board”), effective immediately. In addition, Mr. Bluedorn was appointed as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective immediately.
Mr. Bluedorn brings nearly 30 years of leadership experience within the industrial sector, including 15 years as Chief Executive Officer and Chairman of Lennox International. Prior to joining Lennox, Mr. Bluedorn held leadership roles at United Technologies. Mr. Bluedorn currently serves on the Board of Directors of Texas Instruments and serves as Vice Chair of Madison Industries. Previously, Mr. Bluedorn served on the Board of Directors of Eaton Corporation. Mr. Bluedorn received an M.B.A. from Harvard Business School and a B.S. in Electrical Engineering from the United States Military Academy West Point.
Mr. Bluedorn will be entitled to receive the following cash and equity compensation under the Company’s outside director compensation policy: (1) an annual cash retainer of $35,000 for service on the Board, (2) an annual cash retainer of $7,500 for service on the Company’s Compensation Committee, (3) an annual cash retainer of $4,300 for service on the Company’s Nominating and Corporate Governance Committee and (4) an award of restricted stock units covering a number of shares, with such award having a grant date fair value equal to $400,000.
In accordance with the Company’s customary practice, the Company has entered into its standard form of indemnification agreement with Mr. Bluedorn, the form of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-261204), filed with the SEC on December 6, 2021.
Mr. Bluedorn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There are no family relationships, as defined in Item 401 of Regulation S-K promulgated under the Exchange Act, between Mr. Bluedorn and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Mr. Bluedorn and any other persons pursuant to which Mr. Bluedorn was selected as a director.
A copy of the press release announcing the appointment of Mr. Bluedorn is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by Samsara Inc. dated August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: August 8, 2023	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary